Exhibit 10.4

Sales Contract

Bargainer:

Inner Mongolia Tehong Coal Group Co, Ltd.:  Laiyegou Coalmine

Alienee:

Inner Mongolia Litai Coking Co., Ltd

Article 1. Commodity, quantity, price, payment and delivery date

commodity	specification	alienee	Quantity unit	quantity	Price RMB Yuan	amount	Delivery date and quantity
coal	Filtered coal (middle mass)	Laiyegou coalmine	tons	50,000	75		total

Total amount RMB 3,750,000

Article 2:

quality standard: heat generating rate should be more than 5800 calorie per kilogram. The size should be from 5 centimeter to 30 centimeter.

Article 3:

Price is due to market.

Article 4:

Delivery place: coal field in Laiyegou coalmine.

Article 5:

Delivery method, destination and fee: delivery fee should be paid by alienee.

Article 6:

Checking standard: according to the inspection standard by Quality and Technology Supervise Bureau.

Article 7:

Payment: account sale and budget plan.

Article 8:

Abrogate for contract: if there is force majeure like natural disaster, causing stop producing, can cancel this contract.

Article 9:

It will be effective from Jan 8, 2004.

Article 10:

The expiration is one year.

Bargainer :( stamps):

Inner Mongolia Tehong Coal Co., Ltd.: Laiyegou Coalmine

Artificial Person: Ding Wenxiang

Representative: Ding Wenhua

Telephone: 4630098

Alienee (Stamp):

Inner Mongolia Litai Coking Co., Ltd

Representative: Zhang Yonghua

Telephone: 4883115